EXHIBIT 99.1

Paxar Corporation Reports Fourth Quarter 2003 Results

    WHITE PLAINS, N.Y.--(BUSINESS WIRE)--Feb. 12, 2004--Paxar Corporation (NYSE: PXR) today reported sales of $195 million, net income of $2.3 million and earnings per share of $0.06 for the quarter ended December 31, 2003. Excluding restructuring and other charges, fourth quarter 2003 earnings per share were $0.28. (See the attached Reconciliation of GAAP to Non-GAAP Measures in accordance with SEC Regulations G and S-K.) In the fourth quarter of 2002, sales were $172 million, net income was $9.5 million and earnings per share were $0.24.
    The Company indicated that sales in the fourth quarter of 2003 grew approximately 13% over the fourth quarter of 2002. Organic growth was 3%, the Alkahn acquisition contributed 6% and foreign exchange added 4%.
    Arthur Hershaft, Chairman and Chief Executive Officer, said, "I am pleased to report that the fourth quarter top-line and earnings surpassed our expectations before the impact of restructuring and other charges taken in the quarter. Excluding the benefit from foreign exchange, we saw growth in each of our geographies. We are particularly pleased with the very strong growth achieved in our Asia Pacific business as we continue to profit from the expansion of business in that area of the world."
    Mr. Hershaft continued, "Throughout 2003 and continuing in 2004, we have focused on a series of initiatives designed to increase productivity and reduce costs. The fourth quarter restructuring and other charge of $9.6 million, which exceeded our earlier projection of approximately $8 million, reflects an acceleration of our efforts. Our actions to consolidate our businesses in North America and Western Europe will benefit us greatly in the years ahead."
    Commenting on the year, Mr. Hershaft added, "2003 was a pivotal year for Paxar. It was a challenging year, and our results were impacted by the difficult market conditions encountered by our customers, retailers and apparel companies, and the initiatives we took to address the rapid changes taking place within our industry. But it was also a turnaround year, and our efforts to refocus the Company should yield considerable benefits as we proceed into 2004 and beyond."

    Outlook for 2004

    Mr. Hershaft concluded, "During 2004, we plan to build upon our programs initiated last year to enhance growth, improve margins and reduce costs, thereby increasing value to our shareholders. We are cautiously optimistic that the momentum in our markets over the latter part of 2003 will continue in 2004. For the first quarter, we project earnings per share in the range of $0.15 to $0.18 on sales of $175 million to $180 million. For the year, we project earnings per share in the range of $0.94 to $1.06 on sales of $760 million to $780 million. We are not anticipating any restructuring charges in 2004."
    Paxar is a global leader in providing innovative merchandising systems to retailers and apparel customers. Paxar's concept to checkout capabilities, leadership in products and technology, global manufacturing operations, worldwide distribution network and brand recognition are enabling the Company to expand its competitive advantage and market share.

    Statements in this release about the future outlook related to Paxar Corporation involve a number of factors affecting the Company's businesses and operations, which could cause actual future results to differ materially from those contemplated by forward-looking statements. Forward-looking statements include those indicated by words such as "project," "anticipate" and "expect." Affecting factors include general economic conditions, the performance of the Company's operations within its prevailing business markets around the world, as well as other factors set forth in Paxar's 2002 Form 10-K Annual Report.

                     For more information on Paxar
                call Investor Relations - 914.697.6862
                    or visit our Company's Web site
                             www.paxar.com



PAXAR CORPORATION
Consolidated Statements of Income (Unaudited)
---------------------------------------------
(in millions, except per share amounts)

                                   Three Months Ended    Year Ended
                                       December 31,      December 31,
                                     ---------------- ----------------
                                       2003    2002     2003    2002
                                     -------- ------- -------- -------
Sales                                 $194.7  $171.9   $712.0  $667.8
Cost of sales                          123.4   107.6    444.9   410.7
                                     -------- ------- -------- -------
    Gross profit                        71.3    64.3    267.1   257.1
Selling, general and administrative
 expenses                               54.6    51.7    215.2   196.6
Restructuring and other charges          9.6       -     20.4       -
                                     -------- ------- -------- -------
    Operating income                     7.1    12.6     31.5    60.5
Interest expense, net                    2.9     2.4     11.3    10.9
                                     -------- ------- -------- -------
    Income before taxes                  4.2    10.2     20.2    49.6
Taxes on income                          1.9     0.7      5.6     9.3
                                     -------- ------- -------- -------
    Net income                          $2.3    $9.5    $14.6   $40.3
                                     ======== ======= ======== =======

Basic earnings per share               $0.06   $0.24    $0.37   $1.02
Diluted earnings per share             $0.06   $0.24    $0.37   $1.00
                                     ======== ======= ======== =======

Weighted average shares outstanding:
   Basic                                39.1    39.2     39.1    39.4
   Diluted                              39.6    40.0     39.5    40.3
                                     ======== ======= ======== =======

Ratios
------------------------------------
  Gross margin                          36.6%   37.4%    37.5%   38.5%
  SG&A to sales                         28.0%   30.1%    30.2%   29.4%
  Operating margin                       3.6%    7.3%     4.4%    9.1%
  Net margin                             1.2%    5.5%     2.1%    6.0%
                                     ======== ======= ======== =======

Effective tax rate                      45.4%    6.9%    27.8%   18.8%
                                     ======== ======= ======== =======



PAXAR CORPORATION
Consolidated Balance Sheets (Unaudited)
------------------------------------------
(in millions)

                                           December 31,   December 31,
                                               2003           2002
                                           ------------- -------------
ASSETS
Current assets:
Cash and cash equivalents                      $64.4         $49.6
Accounts receivable                            127.0         106.8
Inventories                                     94.1          83.8
Deferred income taxes                           11.9          10.5
Other current assets                            19.3          14.3
                                           ------------- -------------

     Total current assets                      316.7         265.0
                                           ------------- -------------

Property, plant and equipment, net             163.8         154.9
Goodwill and other intangibles, net            213.6         197.7
Other assets                                    21.8          22.0
                                           ------------- -------------

                                              $715.9        $639.6
                                           ============= =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Due to banks                                    $4.3          $2.1
Current maturities of long-term debt               -           0.1
Accounts payable and accrued liabilities       102.8          92.2
Accrued taxes on income                          8.6          13.9
                                           ------------- -------------

     Total current liabilities                 115.7         108.3
                                           ------------- -------------

Long-term debt                                 190.3         164.5
Deferred income taxes                           15.1          12.1
Other liabilities                               17.5          17.1
Common stock subject to redemption                 -          37.6
Shareholders' equity                           377.3         300.0
                                           ------------- -------------

                                              $715.9        $639.6
                                           ============= =============



PAXAR CORPORATION
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
----------------------------------------------------------------
(in millions, except per share amounts)

Paxar reports financial results in accordance with U.S. GAAP, and herein provides some non-GAAP measures. These non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. These non-GAAP measures are intended to supplement the Company's presentation of its financial results that are prepared in accordance with GAAP.

Paxar uses the non-GAAP measures presented to evaluate and manage the Company's operations internally. Paxar is also providing this information to assist investors in performing additional financial analysis that is consistent with financial models developed by research analysts who follow the Company.

The reconciliation set forth below is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.


                                  Three Months Ended    Year Ended
                                      December 31,      December 31,
                                    ---------------- ----------------
                                       2003    2002     2003    2002
                                    -------- ------- -------- -------

Sales                                $194.7  $171.9   $712.0  $667.8
                                    ======== ======= ======== =======

Operating income as reported           $7.1   $12.6    $31.5   $60.5
    Non-GAAP adjustments:
    Restructuring and other charges     9.6       -     20.4       -
    Purchase accounting impact of
     recording Alkahn Labels, Inc.'s
     inventories at fair value            -       -      0.3       -
                                    -------- ------- -------- -------

Non-GAAP operating income             $16.7   $12.6    $52.2   $60.5
                                    ======== ======= ======== =======

Non-GAAP operating margin               8.6%    7.3%     7.3%    9.1%
                                    ======== ======= ======== =======

Net income as reported                 $2.3    $9.5    $14.6   $40.3
    Non-GAAP adjustments, net of
     taxes:
    Restructuring and other charges     8.6       -     16.0       -
    Purchase accounting impact of
     recording Alkahn Labels, Inc.'s
     inventories at fair value            -       -      0.2       -
                                    -------- ------- -------- -------

Non-GAAP net income                   $10.9    $9.5    $30.8   $40.3
                                    ======== ======= ======== =======

Diluted earnings per share as
 reported                             $0.06   $0.24    $0.37   $1.00
    Non-GAAP adjustments, net of
     taxes:
    Restructuring and other charges    0.22       -     0.40       -
    Purchase accounting impact of
     recording Alkahn Labels, Inc.'s
     inventories at fair value            -       -     0.01       -
                                    -------- ------- -------- -------

Non-GAAP diluted earnings per share   $0.28   $0.24    $0.78   $1.00
                                    ======== ======= ======== =======

Weighted average shares outstanding
 - diluted                             39.6    40.0     39.5    40.3
                                    ======== ======= ======== =======


    CONTACT: Paxar Corporation, White Plains
             Bob Powers, 914-697-6862